INTERCREDITOR AGREEMENT

Dated as of

April 17, 2015

Preamble

Parties

●	GreenTech Automotive, Inc., as the holder of the First Lien Obligations defined below (in such capacity, First Lien Claimholder)

●	The parties set forth on the signature pages hereto under the heading Senior Secured Convertible Noteholders, as the holders of the Second Lien Obligations defined below (in such capacity, Second Lien Claimholders)

●	Saleen Automotive, Inc. (Borrower)

●	The Guarantor Subsidiaries (as defined below).

Background

Borrower and the First Lien Claimholder have entered into a Securities Purchase Agreement dated on or about the date hereof (the First Lien Securities Purchase Agreement) providing for the purchase of 10.0% First Lien Convertible Notes.

Borrower and the Second Lien Claimholders have entered into a Securities Purchase Agreement dated as of June 26, 2013 (the Second Lien Securities Purchase Agreement) pursuant to which the Borrower has issued 3.0% Senior Secured Convertible Notes to the holders and in the outstanding principal amounts set forth on Schedule A hereto (the “Second Lien Obligations”).

The Subsidiaries of the Borrower (the “Guarantor Subsidiaries”) have guaranteed the First Lien Obligations and the Second Lien Obligations.

Each of Borrower and each Guarantor Subsidiary, and each other Person that executes and delivers a First Lien Collateral Document or a Second Lien Collateral Document as a “grantor” or “pledgor” (or the equivalent) is a Grantor.

The First Lien Obligations and the Second Lien Obligations are secured by Liens on substantially all the assets of Borrower and the Guarantor Subsidiaries.

The Parties desire to set forth in this Intercreditor Agreement (this Agreement) their rights and remedies with respect to the Collateral securing the First Lien Obligations and the Second Lien Obligations.

Agreement

1	Lien Priorities

1.1	Seniority Of Liens Securing First Lien Obligations

(a)	A Lien on Collateral securing any First Lien Obligation will at all times be senior and prior in all respects to a Lien on such Collateral securing any Second Lien Obligation, and a Lien on Collateral securing any Second Lien Obligation will at all times be junior and subordinate in all respects to a Lien on such Collateral securing any First Lien Obligation.

(b)	Except as otherwise expressly provided herein, the priority of the Liens securing First Lien Obligations and the rights and obligations of the Parties will remain in full force and effect irrespective of

(1)	how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise),

(2)	the time, manner, or order of the grant, attachment, or perfection of a Lien,

(3)	any conflicting provision of the U.C.C. or other applicable law,

(4)	any defect in, or non-perfection, setting aside, or avoidance of, a Lien or a First Lien Note Document or a Second Lien Note Document,

(5)	the modification of a First Lien Obligation or a Second Lien Obligation,

(6)	the modification of a First Lien Note Document or a Second Lien Note Document,

(7)	the subordination of a Lien on Collateral securing a First Lien Obligation to a Lien securing another obligation of a Grantor or other Person that is permitted under the First Lien Note Documents as in effect on the date hereof or secures a DIP Financing deemed consented to by the Second Lien Claimholders pursuant to section 5.1, “Use of Collateral and DIP Financing,”

(8)	the exchange of a security interest in any Collateral for a security interest in other Collateral,

(9)	the commencement of an Insolvency Proceeding, or

(10)	any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, a Grantor in respect of a First Lien Obligation or a Second Lien Obligation or holder of such Obligation.

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1.2	First Lien Obligations And Second Lien Obligations

(a)	First Lien Obligations means all Obligations of the Grantors under

(1)	the First Lien Securities Purchase Agreement and the other First Lien Note Documents,

(2)	the guaranties by the Guarantor Subsidiaries of the Borrower’s Obligations under the First Lien Note Documents, or

(3)	any other agreement or instrument granting or providing for the perfection of a Lien securing any of the foregoing.

Notwithstanding any other provision hereof, the term “First Lien Obligations” will include accrued interest, fees, costs, and other charges incurred under the First Lien Securities Purchase Agreement and the other First Lien Note Documents, whether incurred before or after commencement of an Insolvency Proceeding, and whether or not allowable in an Insolvency Proceeding. To the extent that any payment with respect to the First Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

(b)	Second Lien Obligations means all Obligations of the Grantors under

(1)	the Second Lien Securities Purchase Agreement and the other Second Lien Note Documents,

(2)	the guaranties by Holdings and the Guarantor Subsidiaries of Borrower’s Obligations under the Second Lien Note Documents, or

(3)	any agreement or instrument granting or providing for the perfection of a Lien securing any of the foregoing.

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Notwithstanding any other provision hereof, the term “Second Lien Obligations” will include accrued interest, fees, costs, and other charges incurred under the Second Lien Securities Purchase Agreement and the other Second Lien Note Documents, whether incurred before or after commencement of an Insolvency Proceeding. To the extent that any payment with respect to the Second Lien Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

1.3	First And Second Lien Collateral To Be Identical

(a)	The Parties intend that the First Lien Collateral and the Second Lien Collateral be identical, except with respect to any motor vehicles for which security interests are perfected for the benefit of the First Lien Obligations under the First Lien Note Documents. Accordingly, subject to the other provisions of this Agreement, the Parties will cooperate

(1)	to determine the specific items included in the First Lien Collateral and the Second Lien Collateral, the steps taken to perfect the Liens thereon, and the identity of the Persons having First Lien Obligations or Second Lien Obligations, and

(2)	to make the forms, documents, and agreements creating or evidencing the First Lien Collateral and Second Lien Collateral and the guaranties of the First Lien Obligations and the Second Lien Obligations materially the same, other than with respect to the first and second lien nature of the Liens.

(b)	Until the Discharge of First Lien Obligations, and whether or not an Insolvency Proceeding has commenced, Borrower will not grant, and will use their best efforts to prevent any other Person from granting, a Lien on any property in favor of a Second Lien Claimholder to secure the Second Lien Obligations unless Borrower, Holdings, or such other Person grants (or offers to grant with a reasonable opportunity for the Lien to be accepted) First Lien Agent a senior Lien on such property to secure the First Lien Obligations.

(c)	Subject to section 1.1, “Seniority of Liens Securing First Lien Obligations,” if a Second Lien Claimholder hereafter acquires a Lien on property to secure a Second Lien Obligation where the property is not also subject to a Lien securing the First Lien Obligations, then such Second Lien Claimholder will give First Lien Agent written notice of such Lien no later than five Business Days after acquiring such Lien.

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1.4	Pledged Collateral

(a)	If any Second Lien Claimholder has any Pledged Collateral in its possession or control, then, subject to section 1.1, “Seniority of Liens Securing First Lien Obligations,” and this section 1.4, Second Lien Agent will possess or control the Pledged Collateral as gratuitous bailee and/or gratuitous agent for perfection for the benefit of First Lien Claimholder as secured party, so as to satisfy the requirements of sections 8-106(d)(3), 8-301(a)(2), and 9-313(c) of the U.C.C.

(b)	Upon the Discharge of Second Lien Obligations, the Second Lien Claimholders will deliver or transfer control of any Pledged Collateral in their possession or control, together with any necessary endorsements (which endorsements will be without recourse and without any representation or warranty),

(1)	first, to First Lien Claimholder if any First Lien Obligations remain outstanding, and

(2)	second, to Borrower,and will take any other action reasonably requested by the First Lien Claimholder (at the expense of the Borrower) in connection with the First Lien Claimholder obtaining a first-priority interest in the Pledged Collateral.

1.5	Prohibition On Contesting Liens; No Marshaling

(a)	The First Lien Claimholder will not contest in any proceeding (including an Insolvency Proceeding) the validity, enforceability, perfection, or priority of any Lien securing a Second Lien Obligation, but nothing in this section 1.5 will impair the rights of any First Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations or the provisions for exercise of remedies.

(b)	The Second Lien Claimholders will not contest in any proceeding (including an Insolvency Proceeding) the validity, enforceability, perfection, or priority of any Lien securing a First Lien Obligation , but nothing in this section 1.5 will impair the rights of any Second Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the Second Lien Obligations or the provisions for exercise of remedies.

(c)	Until the Discharge of First Lien Obligations, Second Lien Claimholders will not assert any marshaling, appraisal, valuation, or other similar right that may otherwise be available to a junior secured creditor.

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2	Modification Of Obligations

2.1	Permitted Modifications

Except as otherwise expressly provided in this section 2, the First Lien Obligations may be amended, supplemented or modified in accordance with their terms, and their aggregate amount increased or Refinanced, without notice to or consent by any Second Lien Claimholder

3	Enforcement

3.1	Who May Exercise Remedies

(a)	Subject to subsections (b) and (c) below, until the Discharge of First Lien Obligations, the First Lien Claimholder will have the exclusive right to

(1)	commence and maintain an Enforcement Action (including the rights to set off or credit bid their debt),

(2)	make determinations regarding the release or disposition of, or restrictions with respect to, the Collateral, and

(3)	otherwise enforce the rights and remedies of a secured creditor under the U.C.C. and the Bankruptcy Laws of any applicable jurisdiction.

(b)	Notwithstanding the preceding section 3.1(a), Second Lien Claimholders may commence an Enforcement Action or exercise rights with respect to a Lien securing a Second Lien Obligation if

(1)	180 days have elapsed since Second Lien Claimholders notified the First Lien Claimholder that the Second Lien Obligations were due in full as a result of acceleration or otherwise (the Standstill Period),

(2)	The First Lien Claimholder is not then diligently pursuing an Enforcement Action with respect to all or a material portion of the Collateral or diligently attempting to vacate any stay or prohibition against such exercise,

(3)	any acceleration of the Second Lien Obligations has not been rescinded, and

(4)	the applicable Grantor is not then a debtor in an Insolvency Proceeding.

(c)	Notwithstanding section 3.1(a), but subject to section 1.3, “First and Second Lien Collateral to Be Identical,” a Second Lien Claimholder may

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(1)	file a proof of claim or statement of interest, vote on a plan of reorganization (including a vote to accept or reject a plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), and make other filings, arguments, and motions, with respect to the Second Lien Obligations and the Collateral in any Insolvency Proceeding commenced by or against any Grantor, in each case in accordance with this Agreement,

(2)	take action to create, perfect, preserve, or protect its Lien on the Collateral, so long as such actions are not adverse to the priority status in accordance with this Agreement of Liens on the Collateral securing the First Lien Obligations or the First Lien Claimholder’s rights to exercise remedies,

(3)	file necessary pleadings in opposition to a claim objecting to or otherwise seeking the disallowance of a Second Lien Obligation or a Lien securing the Second Lien Obligation,

(4)	join (but not exercise any control over) a judicial foreclosure or Lien enforcement proceeding with respect to the Collateral initiated by the First Lien Claimholder, to the extent that such action could not reasonably be expected to interfere materially with the Enforcement Action, but no Second Lien Claimholder may receive any Proceeds thereof unless expressly permitted herein, and

(5)	bid for or purchase Collateral at any public, private, or judicial foreclosure upon such Collateral initiated by the First Lien Claimholder, or any sale of Collateral during an Insolvency Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Obligations unless the proceeds of such bid are otherwise sufficient to cause the Discharge of First Lien Obligations.

3.2	Manner Of Exercise

(a)	The First Lien Claimholder may take any Enforcement Action

(1)	in any manner in its sole discretion in compliance with applicable law,

(2)	without consultation with or the consent of any Second Lien Claimholder,

(3)	regardless of whether an Insolvency Proceeding has been commenced,

(4)	regardless of any provision of any Second Lien Note Document (other than this Agreement), and

(5)	regardless of whether such exercise is adverse to the interest of any Second Lien Claimholder.

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(b)	The rights of the First Lien Claimholder to enforce any provision of this Agreement or any First Lien Note Document will not be prejudiced or impaired by

(1)	any act or failure to act of any Grantor, or

(2)	noncompliance by any Person other than the First Lien Claimholder with any provision of this Agreement, any First Lien Note Document, or any Second Lien Note Document, regardless of any knowledge thereof that the First Lien Claimholder may have or otherwise be charged with.

(c)	No Second Lien Claimholder will contest, protest, object to, or take any action to hinder, and each waives any and all claims with respect to, any Enforcement Action by the First Lien Claimholder in compliance with this Agreement and applicable law.

3.3	Specific Performance

The First Lien Claimholder and the Second Lien Claimholders may each demand specific performance of this Agreement, and each waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action brought by a Second Lien Claimholder or the First Lien Claimholder, respectively.

4.	Payments

4.1	Application Of Proceeds

Until the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations, and regardless of whether an Insolvency Proceeding has been commenced, Collateral or Proceeds received in connection with an Enforcement Action or subject to section 6.7, “Reorganization Securities,” received in connection with any Insolvency Proceeding involving a Grantor will be applied

(a)	first, to the payment in full or cash collateralization of all First Lien Obligations,

(b)	second, to the payment in full of the Second Lien Obligations, and

(c)	third, to the applicable Grantor or as otherwise required by applicable law. in each case as specified in the First Lien Note Documents or the Second Lien Note Documents, or as otherwise determined by the First Lien Claimholders or the Second Lien Claimholders, as applicable.

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4.2	Payment Turnover

Until the Discharge of First Lien Obligations, whether or not an Insolvency Proceeding has commenced, Collateral or Proceeds (including insurance proceeds) received by a Second Lien Claimholder in connection with an Enforcement Action or, subject to section 5.7, “Reorganization Securities,” received in connection with any Insolvency Proceeding, will be

(a)	segregated and held in trust, and

(b)	promptly paid over to the First Lien Claimholder in the form received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Claimholder is authorized to make such endorsements as agent for the Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

5.	Insolvency Proceedings

5.1	Use Of Cash Collateral And Dip Financing

(a)	Until the Discharge of First Lien Obligations, if an Insolvency Proceeding has commenced, the Second Lien Claimholders, as holders of a Lien on the Collateral, will not contest, protest, or object to, and will be deemed to have consented to,

(1)	any use, sale, or lease of “cash collateral” (as defined in section 363(a) of the Bankruptcy Code), and

(2)	Borrower or any other Grantor obtaining DIP Financing if the First Lien Claimholder consents in writing to such use, sale, or lease, or DIP Financing, provided that

(A)	the Second Lien Claimholders otherwise retains their Lien on the Collateral, and

(B)	any Second Lien Claimholder may seek adequate protection as permitted by section 5.4, “Adequate Protection,” and, if such adequate protection is not granted, Second Lien Agent may object under this section 5.1 solely on such basis.

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Upon written request from the First Lien Claimholder, the Second Lien Claimholders will join any objection by First Lien Claimholder to the use, sale, or lease of cash collateral for any purpose other than adequate protection payments to Second Lien Claimholders.

(b)	Any customary “carve-out” or other similar administrative priority expense or claim consented to in writing by First Lien Claimholder to be paid prior to the Discharge of First Lien Obligations will be deemed for purposes of section 6.1(a)

(3)	to be a use of cash collateral, and

(4)	not to be a principal amount of DIP Financing at the time of such consent.

No Second Lien Claimholder may provide DIP Financing to a Borrower or other Grantor secured by Liens equal or senior in priority to the Liens securing any First Lien Obligations.

5.2	Sale Of Collateral

The Second Lien Claimholders will not contest, protest, or object, and will be deemed to have consented pursuant to section 363(f) of the Bankruptcy Code, to a Disposition of Collateral free and clear of its Liens or other interests under section 363 of the Bankruptcy Code if the First Lien Claimholder consents in writing to the Disposition, provided that either (i) pursuant to court order, the Liens of the Second Lien Claimholders attach to the net Proceeds of the Disposition with the same priority and validity as the Liens held by Second Lien Claimholders on such Collateral, and the Liens remain subject to the terms of this Agreement, or (ii) the Proceeds of a Disposition of Collateral received by the First Lien Claimholder in excess of those necessary to achieve the Discharge of First Lien Obligations are distributed in accordance with the U.C.C. and applicable law.

Upon the First Lien Claimholder’s request, the Second Lien Claimholders will join any objection asserted by the First Lien Claimholder to any Disposition of Collateral during an Insolvency Proceeding.

5.3	Relief From The Automatic Stay. Until the Discharge of First Lien Obligations, no Second Lien Claimholder may seek relief from the automatic stay or any other stay in an Insolvency Proceeding in respect of the Collateral without the First Lien Claimholder’s prior written consent or oppose any request by the First Lien Claimholder for relief from such stay

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5.4	Adequate Protection

(a)	No Second Lien Claimholder will contest, protest, or object to

(1)	a request by the First Lien Claimholder for “adequate protection” under any Bankruptcy Law, or

(2)	an objection by the First Lien Claimholder to a motion, relief, action, or proceeding based on the First Lien Claimholder claiming a lack of adequate protection.

(b)	Notwithstanding the preceding section 5.4(a), in an Insolvency Proceeding:

(1)	Except as permitted in this section 5.4, no Second Lien Claimholders may seek or request adequate protection or relief from the automatic stay imposed by section 362 of the Bankruptcy Code or other relief.

(2)	Any claim by a Second Lien Claimholder under section 507(b) of the Bankruptcy Code will be subordinate in right of payment to any claim

5.6	First Lien Objections To Second Lien Actions

Subject to section 3.1, “Who May Exercise Remedies,” nothing in this section 5 limits the First Lien Claimholder from objecting in an Insolvency Proceeding or otherwise to any action taken by a Second Lien Claimholder, including the Second Lien Claimholder’s seeking adequate protection or asserting any of its rights and remedies under the Second Lien Loan Documents or otherwise.

5.7	Avoidance; Reinstatement Of Obligations

If a First Lien Claimholder or a Second Lien Claimholder receives payment or property on account of a First Lien Obligation or Second Lien Obligation, and the payment is subsequently invalidated, avoided, declared to be fraudulent or preferential, set aside, or otherwise required to be transferred to a trustee, receiver, or the estate of Borrower or other Grantor (a Recovery) , then, to the extent of the Recovery, the First Lien Obligations or Second Lien Obligations intended to have been satisfied by the payment will be reinstated as First Lien Obligations or Second Lien Obligations, as applicable, on the date of the Recovery, and no Discharge of First Lien Obligations or Discharge of Second Lien Obligations, as applicable, will be deemed to have occurred for all purposes hereunder. If this Agreement is terminated prior to a Recovery, this Agreement will be reinstated in full force and effect, and such prior termination will not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from the date of reinstatement. Upon any such reinstatement of First Lien Obligations, each Second Lien Claimholder will deliver to First Lien Agent any Collateral or Proceeds thereof received between the Discharge of First Lien Obligations and their reinstatement in accordance with section 4.2, “Payment Turnover.” No Second Lien Claimholder may benefit from a Recovery, and any distribution made to a Second Lien Claimholder as a result of a Recovery will be paid over to First Lien Claimholder for application to the First Lien Obligations in accordance with section 4.1, “Application of Proceeds.”

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5.8	Reorganization Securities

Nothing in this Agreement prohibits or limits the right of a Second Lien Claimholder to receive and retain any debt or equity securities that are issued by a reorganized debtor pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding, provided that any debt securities received by a Second Lien Claimholder on account of a Second Lien Obligation that constitutes a “secured claim” within the meaning of section 506(b) of the Bankruptcy Code will be paid over or otherwise transferred to the First Lien Claimholder for application in accordance with section 4.1, “Application of Proceeds,” unless such distribution is made under a plan that is consented to by the affirmative vote of all classes composed of the secured claims of the First Lien Claimholders.

If, in an Insolvency Proceeding, debt Obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt Obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt Obligations pursuant to such plan and will apply with like effect to the Liens securing such debt Obligations.

5.9	Post-Petition Claims

No Second Lien Claimholder may oppose or seek to challenge any claim by the First Lien Claimholder for allowance or payment in any Insolvency Proceeding of First Lien Obligations consisting of Post-Petition Claims.

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5.10	Waivers

Second Lien Agent waives

(a)	any claim it may hereafter have against the First Lien Claimholder arising out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in an Insolvency Proceeding, so long as such actions are not in express contravention of the terms of this Agreement;

(b)	any right to assert or enforce any claim under section 506(c) or 552 of the Bankruptcy Code as against the First Lien Claimholder or any of the Collateral to the extent securing the First Lien Obligations ; and

(c)	solely in its capacity as a holder of a Lien on Collateral, any claim or cause of action that any Grantor may have against the First Lien Claimholder, except to the extent arising from a breach by the First Lien Claimholder of the provisions of this Agreement.

5.11	Separate Grants Of Security And Separate Classification

The grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants. Because of, among other things, their differing rights in the Collateral, the Second Lien Obligations, to the extent deemed to be “secured claims” within the meaning of section 506(b) of the Bankruptcy Code, are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization in an Insolvency Proceeding. Second Lien Claimholders will not seek in an Insolvency Proceeding to be treated as part of the same class of creditors as First Lien Claimholder and will not oppose or contest any pleading by First Lien Claimholder seeking separate classification of their respective secured claims.

5.12	Effectiveness In Insolvency Proceedings

The Parties acknowledge that this Agreement is a “subordination agreement” under section 510(a) of the Bankruptcy Code, which will be effective before, during, and after the commencement of an Insolvency Proceeding. All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency Proceeding.

6	Miscellaneous

6.1	Conflicts

If this Agreement conflicts with the First Lien Note Documents or the Second Lien Note Documents, this Agreement will control.

6.2	no waivers; remedies cumulative; integration

A Party’s failure or delay in exercising a right under this Agreement will not waive the right, nor will a Party’s single or partial exercise of a right preclude it from any other or further exercise of that or any other right.

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The rights and remedies provided in this Agreement will be cumulative and not exclusive of other rights or remedies provided by law.

This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements, oral or written, relating to its subject matter.

6.3	Effectiveness; Severability; Termination

This Agreement will become effective when executed and delivered by the Parties.

The First Lien Claimholder and each Second Lien Claimholder waives any right it may have under applicable law to revoke this Agreement or any provision thereunder or consent by it thereto.

This Agreement will survive, and continue in full force and effect, in any Insolvency Proceeding.

If a provision of this Agreement is prohibited or unenforceable in a jurisdiction, the prohibition or unenforceability will not invalidate the remaining provisions hereof, or invalidate or render unenforceable that provision in any other jurisdiction.

6.4	Modifications of this agreement

A modification or waiver of any provision of this Agreement will only be effective if in writing signed on behalf of each Party or its authorized agent, and a waiver will be a waiver only for the specific instance involved and will not impair the rights of the Parties making the waiver or the obligations of the other Parties to such Party in any other respect or at any other time. Notwithstanding the foregoing, neither Borrower nor Holdings will have a right to consent to or approve a modification of this Agreement except to the extent its rights are directly affected.

6.5	Information Concerning Financial Condition of Borrower and its Subsidiaries

The First Lien Claimholder and the Second Lien Claimholders will each be responsible for keeping themselves informed of

(a)	the financial condition of the Grantors, and

(b)	all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations.

The First Lien Claimholder will not have any duty to advise any Second Lien Claimholder, and no Second Lien Claimholder will have any duty to advise the First Lien Claimholder, of information known to it regarding any such condition or circumstances or otherwise.

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If the First Lien Claimholder provides any such information to a Second Lien Claimholder, or a Second Lien Claimholder provides any such information to the First Lien Claimholder, the First Lien Claimholder, or Second Lien Claimholder, respectively, will have no obligation to:

(c)	make, and it does not make, any express or implied representation or warranty, including as to accuracy, completeness, truthfulness, or validity,

(d)	provide additional information on that or any subsequent occasion,

(e)	undertake any investigation, or

(f)	disclose information that, pursuant to applicable law or accepted or reasonable commercial finance practices, it desires or is required to maintain as confidential.

6.6	No Reliance

(a)	The First Lien Claimholder acknowledges that it has, independently and without reliance on any Second Lien Claimholder, and based on documents and information the First Lien Claimholder deemed appropriate, made its own credit analysis and decision to enter into the First Lien Note Documents and this Agreement, and will continue to make its own credit decisions in taking or not taking any action under the First Lien Note Documents or this Agreement.

(b)	Each Second Lien Claimholder acknowledges that it and each other Second Lien Claimholder has, independently and without reliance on the First Lien Claimholder, and based on documents and information the Second Lien Claimholder deemed appropriate, made its own credit analysis and decision to enter into the Second Lien Note Documents and this Agreement, and will continue to make its own credit decisions in taking or not taking any action under the Second Lien Note Documents or this Agreement.

6.7	No Warranties; Independent Action

(a)	Except as otherwise expressly provided herein,

(1)

no Second Lien Claimholder has made any express or implied representation or warranty to the First Lien Claimholder, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any Second Lien Note Document, the ownership of any Collateral, or the perfection or priority of any Liens thereon, and

(2)	each Second Lien Claimholder may manage and supervise its loans and extensions of credit under the Second Lien Note Documents in accordance with applicable law and as it may otherwise, in its sole discretion, deem appropriate.

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(b)	Except as otherwise expressly provided herein,

(1)	the First Lien Claimholder has made any express or implied representation or warranty to any Second Lien Claimholder, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any First Lien Note Document, the ownership of any Collateral, or the perfection or priority of any Liens thereon, and

(2)	the First Lien Claimholder may manage and supervise its loans and extensions of credit under the First Lien Note Documents in accordance with law and as it may otherwise, in its sole discretion, deem appropriate.

No Second Lien Claimholder will have any duty to the First Lien Claimholder, and the First Lien Claimholder will not have any duty to any Second Lien Claimholder, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Borrower or any other Grantor (including the First Lien Note Documents and the Second Lien Note Documents), regardless of any knowledge thereof that it may have or be charged with.

6.8	Subrogation

If a Second Lien Claimholder pays or distributes cash, property, or other assets to the First Lien Claimholder under this Agreement, the Second Lien Claimholder will be subrogated to the rights of the First Lien Claimholder with respect to the value of the payment or distribution, provided that the Second Lien Claimholder waives such right of subrogation until the Discharge of First Lien Obligations. Such payment or distribution will not reduce the Second Lien Obligations.

6.9	Applicable Law; Jurisdiction; Service

This Agreement, and any claim or controversy relating to the subject matter hereof, will be governed by the law of the State of New York.

All judicial proceedings brought against a Party arising out of or relating hereto may be brought in any state or federal court of competent jurisdiction in the state, county, and city of New York. Each Party irrevocably

(a)	accepts generally and unconditionally the nonexclusive personal jurisdiction and venue of such courts,

(b)	waives any defense of forum nonconveniens, and

(c)	agrees that service of process in such proceeding may be made by registered or certified mail, return receipt requested, to the Party at its address provided in accordance with section 6.11, “Notices,” and that such service will confer personal jurisdiction over the Party in such proceeding and otherwise constitutes effective and binding service in every respect.

6.10	Waiver Of Jury Trial

Each Party waives its right to jury trial of any claim or cause of action based upon or arising hereunder. The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter hereof, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Party acknowledges that this waiver is a material inducement to enter into a business relationship, that it has already relied on this waiver in entering into this Agreement, and that it will continue to rely on this waiver in its related future dealings. Each Party further represents and warrants that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this section 6.10 and executed by each of the Parties), and will apply to any subsequent modification hereof. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

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6.11	Notices

Unless otherwise expressly provided herein, notices and consents must be in writing and will be deemed to have been given (i) when delivered in person or by courier service and signed for against receipt thereof, (ii) upon receipt of facsimile, and (iii) three Business Days after deposit in the United States mail with first-class postage prepaid and properly addressed. For the purposes hereof, the address of each Party will be as set forth below the Party’s name on the signature pages hereto, or at such other address as the Party may designate by notice to the other Parties.

6.12	Further Assurances

The First Lien Claimholder, the Second Lien Claimholders, and Borrower will each take such further action and will execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Claimholder or any Second Lien Claimholder may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

6.13	Successors And Assigns

This Agreement is binding upon and inures to the benefit of the First Lien Claimholder, each Second Lien Claimholder, and their respective successors and assigns. However, no provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of Borrower, or other Grantor, including where such estate or creditor representative is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency Proceeding.

Notwithstanding any other provision of this Agreement, this Agreement may not be assigned to any Person except as expressly contemplated herein.

6.14	Authorization

By its signature hereto, each Person signing this Agreement on behalf of a Party represents and warrants to the other Parties that it is duly authorized to execute this Agreement.

6.15	No Third-Party Beneficiaries

No Person is a third-party beneficiary of this Agreement and no trustee in bankruptcy for, or bankruptcy estate of, or unsecured creditor of, any Grantor will have or acquire or be entitled to exercise any right of the First Lien Claimholder or a Second Lien Claimholder under this Agreement, whether upon an avoidance or equitable subordination of a Lien of the First Lien Claimholder or the Second Lien Claimholders, or otherwise. None of Borrower, any other Grantor, or any other creditor thereof has any rights hereunder, and neither Borrower nor any Grantor may rely on the terms hereof. Nothing in this Agreement impairs the Obligations of Borrower and the other Grantors to pay principal, interest, fees, and other amounts as provided in the First Lien Note Documents and the Second Lien Note Documents. Except to the extent expressly provided in this Agreement, no Person will have a right to notice of a modification to, or action taken under, this Agreement or any First Lien Collateral Document (including the release or impairment of any Collateral) other than as a lender under the First Lien Note Agreement, and then only to the extent expressly provided in the First Lien Note Documents. Except to the extent expressly provided in this Agreement, no Person will have a right to notice of a modification to or action taken under, this Agreement or any Second Lien Collateral Document (including the release or impairment of any Collateral) other than as a lender under the Second Lien Securities Purchase Agreement, and then only to the extent expressly provided in the Second Lien Note Documents.

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6.16	No Indirect Actions

Unless otherwise expressly stated, if a Party may not take an action under this Agreement, then it may not take that action indirectly, or assist or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the Party but is intended to have substantially the same effects as the prohibited action.

6.17	Counterparts

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which will constitute an original, but all of whicvh when taken together will constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or electronic facsimile or other electronic means will be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable, and each Party utilizing telecopy, electronic facsimile, or other electronic means for delivery will deliver a manually executed original counterpart to each other Party on request.

6.18	Original Grantors; Additional Grantors

Borrower and each other Grantor on the date of this Agreement will constitute the original Grantors party hereto. The original Grantors will cause each Subsidiary of Borrower that becomes a Grantor after the date hereof to contemporaneously become a party hereto (as a Guarantor Subsidiary) by executing and delivering a joinder agreement (in form and substance satisfactory to the First Lien Claimholder) the to First Lien Claimholder. The Parties further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor at any time (and any security granted by any such Person) will be subject to the provisions hereof as fully as if it constituted a Guarantor Subsidiary party hereto and had complied with the requirements of the immediately preceding sentence.

7 Definitions

7.1	Defined Terms

Unless otherwise stated or the context otherwise clearly requires, the following terms have the following meanings:

Affiliate means, for a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified Person. For these purposes, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “controlled” has a correlative meaning.

Agreement is defined in the Preamble.

Bankruptcy Code means the federal Bankruptcy Code.

Bankruptcy Law means the Bankruptcy Code and any similar federal, state, or foreign bankruptcy, insolvency, receivership, or similar law affecting creditors’ rights generally.

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Borrower is defined in the Preamble.

Business Day means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

Collateral means all of the property of any Grantor, whether real, personal, or mixed, that is (or is required to be) both First Lien Collateral and Second Lien Collateral, including any property subject to Liens granted pursuant to section 5, “Insolvency Proceedings,” to secure both First Lien Obligations and Second Lien Obligations.

DIP Financing means the obtaining of credit or incurring debt secured by Liens on the Collateral pursuant to section 364 of the Bankruptcy Code (or similar Bankruptcy Law).

Discharge of First Lien Obligations means

(a)	payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of an Insolvency Proceeding, whether or not such interest would be allowed in the proceeding) on all outstanding Indebtedness included in the First Lien Obligations, and

(b)	payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than indemnification Obligations for which no claim or demand for payment, whether oral or written, has been made at such time).

Discharge of Second Lien Obligations means

(c)	payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of an Insolvency Proceeding, whether or not such interest would be allowed in the proceeding) on all outstanding Indebtedness included in the Second Lien Obligations, and

(d)	payment in full in cash of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than indemnification Obligations for which no claim or demand for payment, whether oral or written, has been made at such time).

Disposition means an asset sale or other sale, lease, exchange, transfer, or other disposition of any kind.

Enforcement Action means an action under applicable law to

(e)	foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the First Lien Note Documents or the Second LienNote Documents (including by way of set-off, recoupment notification of a public or private sale or other disposition pursuant to the U.C.C. or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable),

(f)	solicit bids from third Persons to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral,

(g)	to receive a transfer of Collateral in satisfaction of Indebtedness or any other Obligation secured thereby,

(h)	to otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the First Lien Loan Documents or Second Lien Loan Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral), [or

(i)	effect the Disposition of Collateral by any Grantor after the occurrence and during the continuation of an event of default under the First Lien Note Documents or the Second Lien Loan Documents with the consent of the First Lien Claimholder or the Second Lien Claimholders, as applicable, provided that “Enforcement Action” will be deemed to include the commencement of, or joinder in filing of a petition for commencement of, an Insolvency Proceeding against the owner of Collateral.

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Equity Interest means, for any Person, any and all shares, interests, participations, or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of the Person, including, if the Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a holder the right to receive a share of the profits and losses of, or distributions of assets of, the partnership, but not including debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

First Lien Claimholder is defined in the Preamble.

First Lien Collateral means the assets of any Grantor, whether real, personal, or mixed, as to which a Lien is granted as security for a First Lien Obligation.

First Lien Collateral Documents means the security documents defined in the First Lien Securities Purchase Agreement, and any other documents or instruments granting a Lien on real or personal property to secure a First Lien Obligation or granting rights or remedies with respect to such Liens.

First Lien Securities Purchase Agreement is defined in the Preamble.

First Lien Note Documents means

(j)	the First Lien Securities Purchase Agreement and the “Transaction Documents” defined in the First Lien Securities Purchase Agreement,

(k)	each other agreement, document, or instrument providing for, evidencing, guaranteeing, or securing an Obligation under the First Lien Securities Purchase Agreement,

(l)	any other document or instrument executed or delivered at any time in connection with Borrower’s Obligations under the First Lien Securities Purchase Agreement, including any guaranty of or grant of Collateral to secure such Obligations, and any intercreditor or joinder agreement to which holders of First Lien Obligations are parties, and

(m)	each other agreement, document, or instrument providing for, evidencing, guaranteeing, or securing any DIP Financing provided by or consented to in writing by the First Lien Claimholder and deemed consented to by the Second Lien Claimholders pursuant to section 6.1, “Use of Cash Collateral and DIP Financing,” to the extent effective at the relevant time.

First Lien Obligations is defined in section 1.3(a).

Governmental Authority means any federal, state, municipal, national, or other government, governmental department, commission, board, bureau, court, agency, or instrumentality, or political subdivision thereof, or any entity or officer exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

Grantor is defined in the Preamble.

Guarantor Subsidiaries is defined in the Preamble.

Indebtedness means and includes all Obligations that constitute “Indebtedness” under the First Lien Securities Purchase Agreement or the Second Lien Securities Purchase Agreement, as applicable.

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Insolvency Proceeding means

(n)	a voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to a Grantor,

(o)	any other voluntary or involuntary insolvency, reorganization, or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, or other similar case or proceeding with respect to a Grantor or a material portion of its property,

(p)	a liquidation, dissolution, reorganization, or winding up of a Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

(q)	an assignment for the benefit of creditors or other marshaling of assets and liabilities of a Grantor.

Lien means any lien (including, without limitation, judgment liens and liens arising by operation of law, subrogation, or otherwise), mortgage or deed of trust, pledge, hypothecation, assignment, security interest, charge, or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof), and any option, call, trust, U.C.C. financing statement, or other preferential arrangement having the practical effect of any of the foregoing, including any right of set-off or recoupment.

Modify, as applied to any document or obligation, includes

(r)	modification by amendment, supplement, termination, or replacement of the document or obligation,

(s)	any waiver of a provision (including waivers by course of conduct), and

(t)	the settlement or release of any claim, whether oral or written, and regardless of whether the modification is in conformity with the provisions of the document or obligation governing modifications.

Obligations means all obligations of every nature of a Person owed to any obligee under an agreement, whether for principal, interest, or payments for early termination, fees, expenses, indemnification, or otherwise, and all guaranties of any of the foregoing, whether absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

Party means a party to this Agreement.

Person means any natural person, corporation, limited liability company, trust, business trust, joint venture, association, company, partnership, Governmental Authority, or other entity.

Pledged Collateral is defined in section 1.4(a).

Post-Petition Claims means interest, fees, costs, expenses, and other charges that pursuant to the First Lien Securities Purchase Agreement or the Second Lien Securities Purchase Agreement continue to accrue after the commencement of an Insolvency Proceeding, to the extent such interest, fees, expenses, and other charges are allowed or allowable under Bankruptcy Law or in the Insolvency Proceeding.

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Proceeds means

(u)	all “proceeds,” as defined in Article 9 of the U.C.C., of the Collateral, and

(v)	whatever is recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily, including any additional or replacement Collateral provided during any Insolvency Proceeding and any payment or property received in an Insolvency Proceeding on account of any “secured claim” (within the meaning of section 506(b) of the Bankruptcy Code or similar Bankruptcy Law).

Recovery is defined in section 5.6.

Refinance means, for any Indebtedness, to refinance, replace, refund, or repay, or to issue other Indebtedness in exchange or replacement for such Indebtedness in whole or in part, whether with the same or different lenders, agents, or arrangers. “Refinanced” and “Refinancing” have correlative meanings.

Second Lien Adequate Protection Payments is defined in section 5.4(b)(4). Second Lien Agent is defined in the Preamble.

Second Lien Claimholders is defined in the Preamble.

Second Lien Collateral means all of the property of any Grantor, whether real, personal, or mixed, as to which a Lien is granted as security for a Second Lien Obligation.

Second Lien Collateral Documents means the security documents defined in the Second Lien Securities Purchase Agreement, and any other documents or instruments granting a Lien on real or personal property to secure a Second Lien Obligation or granting rights or remedies with respect to such Liens.

Second Lien Securities Purchase Agreement is defined in the Preamble.

Second Lien Loan Documents means

(w)	the Second Lien Securities Purchase Agreement and the “Transaction Documents” defined in the Second Lien Securities Purchase Agreement,

(x)	each other agreement, document, or instrument providing for, evidencing, guaranteeing, or securing an Obligation under the Second Lien Securities Purchase Agreement, and

(y)	any other document or instrument executed or delivered at any time in connection with Borrower’s Obligations under the Second Lien Securities Purchase Agreement, including any guaranty of or grant of Collateral to secure such Obligations, and any intercreditor or joinder agreement to which holders of Second Lien Obligations are parties, to the extent effective at the relevant time.

Second Lien Obligations is defined in section 1.3(b).

Standstill Period is defined in section 3. 1(b)(1).

Subsidiary of a Person means a corporation or other entity a majority of whose voting stock is directly or indirectly owned or controlled by the Person. For these purposes, “voting stock” of a Person means securities or other ownership interests of the Person having general power under ordinary circumstances to vote in the election of the directors, or other persons performing similar functions, of the Person. References to a percentage or proportion of voting stock refer to the relevant percentage or proportion of the votes entitled to be cast by the voting stock.

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U.C.C. means the Uniform Commercial Code (or any similar legislation) as in effect in any applicable jurisdiction.

7.2 Usages

Unless otherwise stated or the context clearly requires otherwise:

Singular and plural. Definitions of terms apply equally to the singular and plural forms.

Masculine and feminine. Pronouns will include the corresponding masculine, feminine, and neuter forms.

Will and shall. “Will” and “shall” have the same meaning.

Time periods. In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until,” and “ending on” (and the like) mean “to but excluding.”

When action may be taken. Any action permitted under this Agreement may be taken at any time and from time to time.

Time of day. All indications of time of day mean New York City time.

Including. “Including” means “including, but not limited to.”

Or. “A or B” means “A or B or both.”

Statutes and regulations. References to a statute refer to the statute and all regulations promulgated under or implementing the statute as in effect at the relevant time. References to a specific provision of a statute or regulation include successor provisions. References to a section of the Bankruptcy Code also refer to any similar provision of Bankruptcy Law.

Agreements. References to an agreement (including this Agreement) refer to the agreement as amended at the relevant time.

Governmental agencies and self-regulatory organizations. References to a governmental or quasi-governmental agency or authority or a self-regulatory organization include any successor agency, authority, or self-regulatory organization.

Section references. Section references refer to sections of this Agreement. References to numbered sections refer to all included sections. For example, a reference to section 6 also refers to sections 6.1, 6.1(a), etc. References to a section or article in an agreement, statute, or regulation include successor and renumbered sections and articles of that or any successor agreement, statute, or regulation.

Successors and assigns. References to a Person include the Person’s permitted successors and assigns.

Herein, etc. “Herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement in its entirety and not to any particular provision.

Assets and property. “Asset” and “property” have the same meaning and refer to both real and personal, tangible and intangible assets and property, including cash, securities, accounts, and general intangibles.

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SIGNATURES:

Saleen Automotive, Inc.

By:
Steve Saleen, Chief Executive Officer

Address:	2735 Wardlow Road
Corona, CA 92882
Attn:	Chief Executive Officer

SMS Signature Cars

By:
Steve Saleen, Chief Executive Officer

Address:
2735 Wardlow Road
Corona, CA 92882
Attn:	Chief Executive Officer

Saleen Automotive, Inc.

By:
Steve Saleen, Chief Executive Officer
Address:	2735 Wardlow Road
Corona, CA 92882
Attn:	Chief Executive Officer

GreenTech Automotive, Inc.

By:
Gary Y. Tang, EVP Finance

Address:	1600 Tysons Boulevard, Suite 1150
McLean VA 22102
Attn:	EVP Finance

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SENIOR SECURED CONVERTIBLE NOTEHOLDERS:

W-Net Fund I, L.P.

By:	W-Net Fund GP I LLC
Its:	General Partner

By:
David Weiner, Manager
:

Address:

Attn:

Europa International, Inc.

By:	Knoll capital Management, L.P.
Its:	Investment Manager

By:
Fred Knoll, Manager
Address:

Attn:

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